United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Cogdell Spencer Inc.

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COGDELL SPENCER INC.

4401 Barclay Downs Drive, Suite 300

Charlotte, NC 28209-4670

Supplement to Proxy Statement dated March 25, 2010 for the Annual Meeting of Stockholders

To be held on May 4, 2010

Dear Stockholders:

On or about March 25, 2010, we mailed to you a definitive proxy statement relating to our 2010 Annual Meeting of Stockholders to be held at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670 on Tuesday, May 4, 2010 at 9:00 a.m., local time.  As described in our press release on May 3, 2010 and the Form 8-K filed on May 3, 2010, the Company announced that Frank Spencer will end his full time leadership position as CEO of the Company on October 31, 2010, but plans to continue to stand for election and to remain as a member of the Company's Board of Directors if reelected by stockholders at the Company's 2010 Annual Meeting.  In connection with this development, the Company entered into a Letter Agreement with Mr. Spencer, dated May 3, 2010, which provides for, among other things, the payment by the Company of retirement payments of $2,662,250, three years continued health benefits under the Company’s group health plans and programs applicable to senior executives and vesting of an award of 62,695 LTIP Units which were granted to Mr. Spencer effective March 31, 2008.  In addition, Mr. Spencer will remain subject to the non-competition covenants in his employment agreement through the later of the period that he remains a director of the Company or May 4, 2011.  The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached to the Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Our board of directors continues to unanimously recommend that holders of our common stock vote “FOR” each of the proposals described in the proxy statement dated March 25, 2010.

Your vote is very important. Whether or not you plan to attend the meeting, please submit your proxy as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

/s/ Frank C. Spencer

FRANK C. SPENCER,
 President and Chief Executive Officer

This supplement is dated May 3, 2010, and is first being made available to stockholders on or about May 3, 2010.